Exhibit 23(b)



                               Arthur Andersen LLP










                    Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, related to the Southern Energy, Inc. Bargaining Unit Savings Plan, of our reports dated February 12, 1997 on the financial statements of The Southern Company and the related financial statement schedules included in The Southern Company's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.




                                                     ARTHUR ANDERSEN LLP
                                                     /s/Arthur Andersen LLP


Atlanta, Georgia
January 8, 1998